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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37905 and Form S-8 No. 333-02099) pertaining to the AmSouth Bancorporation Thrift Plan and in the related Prospectus of our report dated June 25, 1998, with respect to the financial statements and schedules of the AmSouth Bancorporation Thrift Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1997.

                                          /s/ Ernst & Young LLP

Birmingham, Alabama
June 29, 1998